Exhibit 99.1

SOURCE: Algeco Scotsman

November 22, 2017 10:03 ET

Algeco Scotsman Announces Pricing of $300 Million Senior Secured Notes Offering by Williams Scotsman

BALTIMORE, MD--(Marketwired - Nov 22, 2017) - Algeco/Scotsman Holding S.à r.l. ("A/S Holding" and, together with its subsidiaries, "Algeco Scotsman"), today announced that its wholly-owned subsidiary Williams Scotsman International, Inc. ("Williams Scotsman") has priced its offering of $300 million in aggregate principal amount of its 7.875% senior secured notes due 2022 (the "Notes"). The proceeds of the offering will be used together with funds from other sources to: (i) fund Williams Scotsman's planned business combination (the "Business Combination") with Double Eagle Acquisition Corp., a NASDAQ-listed special purpose acquisition company, (ii) prepay certain existing third-party and intercompany indebtedness, (iii) pay fees and expenses incurred in connection with the Business Combination and (iv) provide cash for the combined company's balance sheet.

The Notes are being offered in a private placement transaction to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Williams Scotsman expects the offering to close on November 29, 2017, subject to the concurrent closing of the Business Combination and various customary closing conditions.

About Algeco Scotsman

Algeco Scotsman is the leading global business services provider focused on modular space, secure portable storage solutions, and remote workforce accommodation management. Headquartered in Baltimore, Algeco Scotsman has operations in 25 countries with a modular fleet of approximately 276,000 units. The company operates as Williams Scotsman and Target Logistics in North America, Algeco in Europe, Elliott in the United Kingdom, Ausco in Australia, Portacom in New Zealand, and Algeco Chengdong in China.

About Williams Scotsman International, Inc.

Headquartered in the historic Fells Point area of Baltimore, MD, Williams Scotsman is a specialty rental services market leader providing innovative modular space and portable storage solutions across North America. Williams Scotsman is the modular space supplier of choice for the construction, education, healthcare, government, retail, commercial, transportation, security and energy sectors. With over half a century of innovative history, organic growth and strategic acquisitions, its branch network includes over 90 locations, its fleet is comprised of 76,000 modular space and portable storage units and its customer base has grown to more than 25,000.

Cautionary Notice Regarding Forward Looking Statements

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as "forward-looking statements," particularly those statements concerning expectations regarding the use of proceeds from the offering. A number of risks and uncertainties could cause our and Williams Scotsman's actual results to differ materially from current projections, forecasts, estimates and expectations relating to us, it and the business combination. Any or all of these forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our and Williams Scotsman's control.

Disclaimer

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

CONTACT INFORMATION

Investor Relations Contact:
Scott Shaughnessy
Vice President, Finance
Algeco Scotsman
410-933-5921